Exhibit 99.1

Selective Reports Third Quarter 2023 Results

Net Income of $1.42 per Diluted Common Share and Non-GAAP Operating Income1 of $1.51 per
Diluted Common Share
Return on Common Equity ("ROE") of 14.1% and Non-GAAP Operating ROE1 of 15.0%
Quarterly Dividend Increased 17%, to $0.35 per Common Share

In the third quarter of 2023:

•Net premiums written ("NPW") increased 17% compared to the third quarter of 2022;
•GAAP combined ratio was 96.8%, in line with the third quarter of 2022;
•Commercial Lines renewal pure price increases averaged 7.1%, compared to 5.8% in the third quarter of 2022;
•After-tax net investment income was $80 million, up 56% compared to the third quarter of 2022;
•Book value per common share was $40.35, down 1% in the third quarter; and
•Adjusted book value per common share¹ was $48.54, up 3% in the third quarter.

Branchville, NJ - November 1, 2023 - Selective Insurance Group, Inc. (NASDAQ: SIGI) reported financial results for the third quarter ended September 30, 2023, with net income per diluted common share of $1.42 and non-GAAP operating income1 per diluted common share of $1.51. The third quarter combined ratio was 96.8%, including 6.6 points of catastrophe losses.

In the quarter, NPW grew 17% compared to a year ago from renewal pure price increases, exposure growth, stable retention, and strong new business. After-tax net investment income in the quarter generated 13.1 points of annualized ROE, benefiting from higher interest rates, active portfolio management, and operating and investing cash flow deployment. Within our Insurance Operations, Standard Commercial Lines grew 15% and Excess and Surplus Lines increased 25% with profitable combined ratios. In Standard Personal Lines, initiatives to improve profitability continue to be executed as we transition to the mass affluent market.

"With a non-GAAP operating ROE of 15.0% in the quarter and 13.2% year to date, we are well positioned to achieve our 10th consecutive year of double-digit operating ROEs. Our disciplined underwriting strategy and commitment to uniquely servicing our customers continue to drive our performance in a challenging external environment with uncertain loss trends and elevated inflation," said John J. Marchioni, Chairman, President and Chief Executive Officer.

“We have a strong and flexible capital position and are actively focused on long-term, profitable growth. This includes continuing our deliberate growth strategy, with the expectation to extend our Commercial Lines footprint into West Virginia and Maine in early 2024, then Washington, Oregon, and Nevada later in the year,” added Mr. Marchioni.

Mr. Marchioni concluded, "Our unique, field-based operating model, deep distribution partner relationships, and sophisticated tools for risk selection, pricing, and claims management differentiate us in the marketplace. We have excellent prospects for continued strong performance."

Operating Highlights

Consolidated Financial Results	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ and shares in millions, except per share data	2023		2022			2023		2022
Net premiums written	$1,058.3		903.4	17%		$3,143.0		2,723.9	15%
Net premiums earned	981.9		853.9	15		2,826.4		2,500.6	13
Net investment income earned	100.9		63.9	58		290.1		206.7	40
Net realized and unrealized gains (losses), pre-tax	(6.9)		(25.7)	(73)		(9.0)		(108.9)	(92)
Total revenues	1,081.1		895.0	21		3,121.4		2,605.9	20
Net underwriting income (loss), after-tax	25.0		21.4	16		54.7		95.3	(43)
Net investment income, after-tax	80.2		51.5	56		231.1		166.7	39
Net income available to common stockholders	86.9		40.2	116		233.5		131.5	78
Non-GAAP operating income[1]	92.3		60.5	53		240.6		217.5	11
Combined ratio	96.8%		96.8	—	pts	97.5%		95.2	2.3	pts
Loss and loss expense ratio	65.8		64.1	1.7		65.7		62.7	3.0
Underwriting expense ratio	30.9		32.6	(1.7)		31.6		32.4	(0.8)
Dividends to policyholders ratio	0.1		0.1	—		0.2		0.1	0.1
Net catastrophe losses	6.6	pts	4.0	2.6		7.8	pts	4.0	3.8
Non-catastrophe property losses and loss expenses	17.6		19.6	(2.0)		16.9		18.3	(1.4)
(Favorable) prior year reserve development on casualty lines	—		(1.9)	1.9		(0.6)		(1.9)	1.3
Net income available to common stockholders per diluted common share	$1.42		0.66	115%		$3.83		2.16	77%
Non-GAAP operating income per diluted common share[1]	1.51		0.99	53		3.95		3.57	11
Weighted average diluted common shares	61.0		60.8	—		60.9		60.8	—
Book value per common share	$40.35		36.96	9		40.35		36.96	9
Adjusted book value per common share[1]	48.54		44.59	9		48.54		44.59	9

Overall Insurance Operations

For the third quarter, overall NPW increased 17%, or $155 million, from a year ago, reflecting new business growth and effective management of our renewal portfolio. Average renewal pure price increased 7.0%, with stable retention and increased exposure. Our 96.8% combined ratio in the quarter was in line with the 96.8% reported a year ago, with excellent improvement in our underlying combined ratio offset by higher catastrophe losses and no net prior year casualty reserve development. Catastrophe losses totaled $64.6 million pre-tax in the quarter, up from $34.1 million in the third quarter of 2022. There was no prior year casualty reserve development as workers compensation favorable development of $7.0 million was offset by unfavorable development of $4.0 million in commercial auto and $3.0 million in personal auto. In the third quarter of 2022, prior year favorable casualty reserve development totaled $16.0 million.

Standard Commercial Lines Segment

For the third quarter, Standard Commercial Lines premiums (representing 79% of total NPW) increased 15% compared to a year ago. The premium growth reflected average renewal pure price increases of 7.1%, new business growth of 13%, strong exposure growth, and consistent retention of 86%. The third quarter combined ratio was 94.7%, reflecting lower non-catastrophe property losses and an improved expense ratio compared to the prior period. The following table shows the variances relative to the 96.8% combined ratio a year ago:

Standard Commercial Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2023		2022			2023		2022
Net premiums written	$833.6		727.5	15%		$2,517.0		2,225.4	13%
Net premiums earned	785.3		692.4	13		2,279.7		2,034.1	12
Combined ratio	94.7%		96.8	(2.1)	pts	95.5%		94.5	1.0	pts
Loss and loss expense ratio	62.8		63.4	(0.6)		63.0		61.1	1.9
Underwriting expense ratio	31.7		33.3	(1.6)		32.3		33.2	(0.9)
Dividends to policyholders ratio	0.2		0.1	0.1		0.2		0.2	—
Net catastrophe losses	4.7	pts	2.6	2.1		5.9	pts	2.7	3.2
Non-catastrophe property losses and loss expenses	15.6		18.7	(3.1)		14.9		16.9	(2.0)
(Favorable) prior year reserve development on casualty lines	(0.4)		(2.3)	1.9		(0.9)		(2.4)	1.5

Standard Personal Lines Segment

For the third quarter, Standard Personal Lines premiums (representing 11% of total NPW) increased 30% compared to a year ago. Renewal pure price increases averaged 6.1%, retention was 88%, and new business was up $14.3 million compared to last year as we continued our transition to the mass affluent market. The third quarter combined ratio was 127.4%, including 25.6 points of catastrophe losses and 3.2 points of unfavorable casualty reserve development from the personal auto line of business. The following table shows the variances relative to the 101.8% combined ratio a year ago:

Standard Personal Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2023		2022			2023		2022
Net premiums written	$113.2		86.8	30%		$307.5		234.5	31%
Net premiums earned	95.2		75.6	26		264.2		221.6	19
Combined ratio	127.4%		101.8	25.6	pts	123.6%		103.3	20.3	pts
Loss and loss expense ratio	104.5		75.7	28.8		98.7		77.8	20.9
Underwriting expense ratio	22.9		26.1	(3.2)		24.9		25.5	(0.6)
Net catastrophe losses	25.6	pts	14.9	10.7		22.8	pts	16.5	6.3
Non-catastrophe property losses and loss expenses	44.7		38.4	6.3		43.2		36.8	6.4
Unfavorable prior year reserve development on casualty lines	3.2		—	3.2		3.4		—	3.4

Excess and Surplus Lines Segment

For the third quarter, Excess and Surplus Lines premiums (representing 10% of total NPW) increased 25% compared to the prior-year period, driven by average renewal pure price increases of 6.6% and new business growth of 43%. The third quarter combined ratio improved 9.1 points from a year ago to 83.9%, including 3.5 points of catastrophe losses. Both catastrophe and non-catastrophe property losses were lower than the same period last year. The following table shows the variances relative to the 93.0% combined ratio a year ago:

Excess and Surplus Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2023		2022			2023		2022
Net premiums written	$111.6		89.1	25%		$318.4		264.1	21%
Net premiums earned	101.4		85.8	18		282.5		244.8	15
Combined ratio	83.9%		93.0	(9.1)	pts	89.7%		93.3	(3.6)	pts
Loss and loss expense ratio	51.9		61.0	(9.1)		57.4		61.2	(3.8)
Underwriting expense ratio	32.0		32.0	—		32.3		32.1	0.2
Net catastrophe losses	3.5	pts	5.4	(1.9)		9.0	pts	3.3	5.7
Non-catastrophe property losses and loss expenses	7.4		10.1	(2.7)		8.7		12.4	(3.7)
(Favorable) prior year reserve development on casualty lines	—		—	—		(1.8)		—	(1.8)

Investments Segment

For the third quarter, after-tax net investment income of $80 million was 56% higher than the prior-year period. Pre-tax investment income from our fixed-income securities portfolio was up 32% compared to the third quarter of 2022, driven by higher book yields and the deployment of operating and investing cash flows over the past year. Pre-tax alternative investment income of $6 million was $12 million higher than the $6 million loss in the prior-year period. With the increased yield of our portfolio and invested assets per dollar of common stockholders' equity of $3.35 on September 30, 2023, the investment portfolio generated 13.1 points of non-GAAP operating ROE for the quarter.

Investments Segment	Quarter ended September 30,		Change		Year-to-Date September 30,		Change
$ in millions, except per share data	2023	2022			2023	2022
Net investment income earned, after-tax	$80.2	51.5	56%		$231.1	166.7	39%
Net investment income per common share	1.31	0.85	54		3.79	2.74	38
Effective tax rate	20.5%	19.3	1.2	pts	20.3%	19.4	0.9	pts
Average yields:
Portfolio:
Pre-tax	4.9	3.4	1.5		4.8	3.5	1.3
After-tax	3.9	2.7	1.2		3.8	2.9	0.9
Fixed income securities:
Pre-tax	5.1%	4.2	0.9	pts	5.0%	3.7	1.3	pts
After-tax	4.1	3.4	0.7		4.0	3.0	1.0
Annualized ROE contribution	13.1	8.9	4.2		12.7	8.9	3.8

Balance Sheet

$ in millions, except per share data	September 30, 2023	December 31, 2022	Change
Total assets	$11,428.0	10,802.3	6%
Total investments	8,195.9	7,837.5	5
Long-term debt	504.6	504.7	—
Stockholders’ equity	2,644.4	2,527.6	5
Common stockholders' equity	2,444.4	2,327.6	5
Invested assets per dollar of common stockholders’ equity	3.35	3.37	(1)
Net premiums written to policyholders' surplus	1.53	1.44	0.09
Book value per common share	$40.35	38.57	5
Adjusted book value per common share[1]	48.54	45.49	7
Debt to total capitalization	16.0%	16.6%	(0.6)	pts

During the first nine months of 2023, book value per common share increased by $1.78, or 5%. The increase was primarily driven by $3.83 of net income per diluted common share, partially offset by a $1.31 increase in after-tax net unrealized losses on our fixed income securities portfolio and $0.90 of dividends on our common stock paid to shareholders. The increase in after-tax net unrealized losses on our fixed-income portfolio was primarily driven by the rise in interest rates during the third quarter. Through the first nine months of 2023, the Company did not repurchase any shares of common stock. Capacity under our existing repurchase authorization was $84.2 million as of September 30, 2023.

Selective's Board of Directors declared:

•    A 17% increase in the quarterly cash dividend on common stock, to $0.35 per common share, that is payable December 1, 2023, to holders of record on November 15, 2023; and
•    A cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depositary share) payable on December 15, 2023, to holders of record as of November 30, 2023.

Guidance
For 2023, our full-year expectations are as follows:
•A GAAP combined ratio of 96.5%, unchanged from last quarter, including net catastrophe losses of 6.5 points, up from prior guidance of 6.0 points. Our combined ratio estimate assumes no additional prior-year casualty reserve development;

•After-tax net investment income of $310 million, up from prior guidance of $300 million. After-tax net investment income includes $20 million of after-tax net investment income from our alternative investments, down from our $30 million prior guidance;
•An overall effective tax rate of approximately 21%, which assumes an effective tax rate of 20% for net investment income and 21% for all other items; and
•Weighted average shares of 61 million on a fully diluted basis.

The supplemental investor package, with financial information not included in this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 11:00 AM ET, on Thursday, November 2, 2023, on www.Selective.com. The webcast will be available for rebroadcast until the close of business on December 1, 2023.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in Forbes Best Midsize Employers in 2023 and certification as a Great Place to Work® in 2023 for the fourth consecutive year. For more information about Selective, visit www.Selective.com.

1Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income and Certain Other Non-GAAP Measures
Non-GAAP operating income, non-GAAP operating income per diluted common share, and non-GAAP operating return on common equity differ from net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income. Adjusted book value per common share differs from book value per common share by excluding total after-tax unrealized gains and losses on investments included in accumulated other comprehensive (loss) income. These non-GAAP measures are used as important financial measures by management, analysts, and investors, because the timing of realized and unrealized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. These operating measurements are not intended to be a substitute for net income available to common stockholders, net income available to common stockholders per diluted common share, return on common equity, and book value per common share prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income available to common stockholders, net income available to common stockholders per diluted common share, return on common equity, and book value per common share to non-GAAP operating income, non-GAAP operating income per diluted common share, non-GAAP operating return on common equity, and adjusted book value per common share, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income

$ in millions	Quarter ended September 30,		Year-to-Date September 30,
	2023	2022	2023	2022
Net income available to common stockholders	$86.9	40.2	233.5	131.5
Net realized and unrealized investment (gains) losses included in net income, before tax	6.9	25.7	9.0	108.9
Tax on reconciling items	(1.4)	(5.4)	(1.9)	(22.9)
Non-GAAP operating income	$92.3	60.5	240.6	217.5

Reconciliation of Net Income Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income per Diluted Common Share

	Quarter ended September 30,		Year-to-Date September 30,
	2023	2022	2023	2022
Net income available to common stockholders per diluted common share	$1.42	0.66	3.83	2.16
Net realized and unrealized investment (gains) losses included in net income, before tax	0.11	0.42	0.15	1.79
Tax on reconciling items	(0.02)	(0.09)	(0.03)	(0.38)
Non-GAAP operating income per diluted common share	$1.51	0.99	3.95	3.57

Reconciliation of Return on Common Equity to Non-GAAP Operating Return on Common Equity

	Quarter ended September 30,		Year-to-Date September 30,
	2023	2022	2023	2022
Return on Common Equity	14.1%	7.0	12.8	7.0
Net realized and unrealized investment (gains) losses included in net income, before tax	1.1	4.4	0.5	5.8
Tax on reconciling items	(0.2)	(0.9)	(0.1)	(1.2)
Non-GAAP Operating Return on Common Equity	15.0%	10.5	13.2	11.6

Reconciliation of Book Value per Common Share to Adjusted Book Value per Common Share

	Quarter ended September 30,		Year-to-Date September 30,
	2023	2022	2023	2022
Book value per common share	$40.35	36.96	40.35	36.96
Total unrealized investment (gains) losses included in accumulated other comprehensive (loss) income, before tax	10.38	9.67	10.38	9.67
Tax on reconciling items	(2.19)	(2.04)	(2.19)	(2.04)
Adjusted book value per common share	48.54	44.59	48.54	44.59

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a forward-looking statement safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements discuss our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, activity levels, or performance to materially differ from those in or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions, and we cannot guarantee or assure that such expectations will prove correct. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, except as may be required by law.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:
•Challenging conditions in the economy, global capital markets, the banking sector, and commercial real estate, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could affect investment values and, therefore, statutory surplus;
•The adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events that may be impacted by climate change, such as hurricanes, severe convective storms, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires, and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, or judicial conditions or actions;
•The significant geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Related to COVID-19:
◦We have been successful in defending against payment of COVID-19-related business interruption losses based on our policies' terms, conditions, and exclusions. However, should the highest courts determine otherwise, our loss and loss expenses may increase, our related reserves may not be adequate, and our financial condition and liquidity may be materially impacted.
◦We cannot predict the amount our premiums may be reduced, or the impact on our underwriting results, from any future (i) voluntary premium credits on in-force commercial and personal automobile policies, (ii) state insurance commissioner or other regulatory directives to implement premium-based credit in lines other than commercial and personal automobile, (iii) voluntary efforts or directives from various state insurance regulators to extend individualized payment flexibility or suspend policy cancellation, late payment notices, and late or reinstatement fees, or (iv) litigation brought by policyholders to recover premiums they allege were excessive during the period of any governmental directive.
•The ongoing Russian war against Ukraine is impacting global economic, banking, commodity, and financial markets, exacerbating ongoing economic challenges, including inflation and supply chain disruption, which influences insurance loss costs, premiums, and investment valuations;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues, and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable financial ratings, which may include sustainability considerations, from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and other periodic reports.

Investor Contact: Brad B. Wilson 973-948-1283 Brad.Wilson@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com